UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2011

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2011, the Compensation Committee of the Board of Directors of Piedmont Office Realty Trust, Inc. (the "Registrant") entered into Amendment Number One (the "Amendment") to the Registrant's Employment Agreement with Donald A. Miller, Chief Executive Officer, dated as of February 2, 2007. The purpose of the Amendment, attached hereto as Exhibit 10.1, is to modify Mr. Miller's maximum potential cash bonus amount to 200% of his base salary, effective for fiscal year 2012.

Item 8.01 Other Events

On August 31, 2011, the Registrant closed the sale of the 5000 Corporate Court Building, a 264,000 square foot office building in Holtsville, NY, for approximately $39.3 million, exclusive of closing costs. The Registrant issued a press release announcing the completion of the sale on September 7, 2011, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 13, 2011, the Registrant purchased 225 and 235 Presidential Way, a project consisting of two, five-story office buildings totaling approximately 440,000 square feet located in Woburn, MA, for approximately $85.3 million. The Registrant issued a press release announcing the completion of this acquisition on September 14, 2011, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment Number One to Employment Agreement dated as of February 2, 2007, by and between Piedmont Office Realty Trust, Inc. and Donald A. Miller, CFA
99.1	Press release dated September 7, 2011
99.2	Press release dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Dated: September 14, 2011	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Number One to Employment Agreement dated as of February 2, 2007, by and between Piedmont Office Realty Trust, Inc. and Donald A. Miller, CFA
99.1	Press release dated September 7, 2011
99.2	Press release dated September 14, 2011